AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Restated Agreement") effective as of August 1, 1998, (the "Effective Date"), amends and restates in its entirety the Agreement made and entered into effective January 1, 1996 (the "Old Employment Agreement"), by and between Glas-Aire Industries Group Ltd. (the "Company"), a Nevada corporation, and Ms. Linda Kwan (the "Executive"), an individual residing at 1358 Windsor Ave., Port Coquitlam, B.C., Canada.

     WHEREAS, the Executive has served in various capacities for the Company including as the Financial Controller; and

     WHEREAS, the leadership of the Executive has constituted a major factor in the development of the Company and the Company is greatly in need of the Executive's continued leadership so that the further and uninterrupted progress of the Company will be assured;

     WHEREAS,   the  Company  acknowledges  and  recognizes  the  value  of  the
Executive's services, including the capacity for service of special, unique and extraordinary character; and

     WHEREAS, the Company desires to amend the Old Employment Agreement entered into with Executive in order to provide Executive with additional incentives for remaining in the employ of the Company and assisting with the possible sale of the Company or its assets to a strategic partner or another entity, and the Company believes that it is necessary, proper, and in the best interests of the Company and its shareholders to encourage Executive to remain in the employ of the Company and to assist with the possible sale of the Company or its assets; and

     WHEREAS, the Company desires to employ, retain and make secure for itself the experience and outstanding abilities and services of the Executive for the period of at least two years and seven months from the Effective Date hereof; and

     WHEREAS, both parties desire to embody the terms and conditions of employment of the Executive into a written agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1. Definitions

          (A) "Board" shall mean the Board of Directors of the Company, together with an executive committee thereof (if any), as same shall be constituted from time to time.

          (B) Cause" for termination shall mean (i) Employee's final conviction of a felony involving a crime of moral turpitude, (ii) acts of Employee which, in the judgment of the Board, constitute willful fraud on the part of Employee in connection with his duties under this Restated Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an employee of the Company, or willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Restated Agreement, or (iii) gross misconduct, including but not limited to the willful failure of Employee either to (a) continue to obey lawful written instruction of the Board after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected, or (b) correct any conduct of Employee that constitutes a material breach of this Restated Agreement after thirty (30) days notice in writing of Employee's failure to do so and the Board's intention to terminate Employee if such failure is not corrected.

          (C) "Change of Control" shall mean the occurrence of one or more of the following three events:

               (1) After the effective date of this Restated Agreement, any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 33% or more of the total number of votes that may be cast for the election of directors of the Company or 33% or more of the total number of votes that may be cast for the election of directors of any of the Company's subsidiaries, including but not limited to Multicorp Holdings Inc., Glas-Aire Industries Ltd., or Glas-Aire Industries Inc.;

               (2)   Within   two   years   after   a   merger,   consolidation,
Reorganization, liquidation or sale of assets involving the Company, or a contested election of a Company director, or any combination of the foregoing, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board; or

               (3) Within two years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board.

          (D) "Disability" shall mean a written determination by a physician mutually agreeable to the Company and Employee (or, in the event of Employee's total physical or mental disability, Employee's legal representative) that Employee is physically or mentally unable to perform his duties of Financial Controller under this Restated Agreement and that such disability can reasonably be expected to continue for a period of six (6) consecutive months or for shorter periods aggregating one hundred and eighty (180) days in any twelve-(12)-month period.

          (E) "Employee" shall mean Linda Kwan and, if the context requires, his heirs, personal representatives, and permitted successors and assigns.

          (F)  "Person"  shall mean any  natural  person,  incorporated  entity, limited or general partnership, business trust, association, agency (governmental or private), division, political sovereign, or subdivision or instrumentality, including those groups identified as "persons" inss.ss.13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

          (G) "Reorganization" shall mean any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any Person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company or any of its Subsidiaries and the Company or the Subsidiary or Subsidiaries that are involved are not the surviving entity or entities, the Company and any Subsidiary being deemed surviving if and only if the majority of the Board of Directors of the surviving entity were directors of the Company or Subsidiary involved with the transaction prior to the reorganization.

          (H) "Subsidiary" or "Subsidiaries" shall mean any of the following corporations--Multicorp Holdings Inc., Glas-Aire Industries Ltd., or Glas-Aire Industries Inc.

     2. Employment Period and Duties. The Company hereby agrees to employ the Executive as General Manager, and the Executive hereby agrees to serve the Company in such capacities for a period commencing on the Effective Date of this Restated Agreement and continuing for two (2) years and seven months thereafter (unless such employment shall be terminated as hereafter provided) and thereafter from year to year unless and until terminated as hereafter provided (the "Employment Period").

     3. Services. The Executive agrees to devote his full time and efforts during the Employment Period to the business of the Company and to serve as Director of the Company, if elected as such, provided, however, that he shall be entitled to a minimum vacation period as provided in Paragraph 6 of this Restated Agreement.

     4. Compensation.

          (A) Base Salary. The remuneration of the Executive for his services hereunder shall be at the base rate of C$63,000 per year ("Minimum Annual Compensation"), together with any such increments thereto as the Board of Directors of the Company may from time to time determine, payable in equal bi-weekly installments in arrears, the first of such installments to be payable on the 1st day of August, 1998. C$7,800.00 of C$63,000.00 will be paid as car expenses at a rate of C$650.00 per month.

          (B) Bonuses. In addition to the foregoing base salary and the Profit Sharing Program described below, the Executive may be paid an annual bonus in the sole discretion of the Board of Directors. Any such bonus shall be determined and paid not later than May 31 of each year and shall be based upon the Board of Directors' evaluation of the Company's and the Executive's performance for the prior fiscal year, and the achievement of mutually agreed upon goals for that fiscal year.

          (C) Profit Sharing Program. In addition to the foregoing base salary and bonuses, the Executive shall be entitled to 10% of the 10% of profits before taxes.

     5. Reimbursement of Expenses. The Executive shall be reimbursed for all reasonable, out-of-pocket expenses, including but not limited to travel expenses, actually and properly incurred by him in connection with his duties hereunder, upon presentation of vouchers therefor. The Executive shall furnish to the Treasurer of the Company receipts for all expenses in excess of $25.

     6. Vacation. The Executive shall be entitled to take and be paid for three vacation weeks per calendar year, to be taken at times mutually acceptable to the Company and the Executive. Three weeks vacation will be increased to four weeks vacation during the fifth year of executive's employment with the Company (i.e. "fifth year" is the 12 month period starting February 1, 1999). Any unused vacation may be accumulated from year to year if mutually agreed upon by the Company and the Executive.

     7. Participation in Benefit Plans. The Executive will be eligible for employee benefits on the same terms and subject to the same conditions as such benefits are provided for or made available to other full-time employees of the Company.

     8. Termination.

          (A) Termination by Company for Other Than Cause. If during the term of this Restated Agreement the Company terminates the employment of Executive and such termination is not for Cause, then, the Company shall pay to Executive an amount equal to the monthly portion of Executive's Minimum Annual Compensation (C$63,000.00) multiplied by the greater of twelve (12) or the number of months remaining in the term of this Restated Agreement (the "Severance Period") until such time as Executive shall become reemployed in a position consistent with Executive's experience and stature. If Executive obtains such a position but Executive's annual compensation shall be less than the Minimum Annual Compensation, then the difference shall be paid to Executive for the balance of the Severance Period. Such difference shall be calculated as follows: The difference between Executive's Minimum Annual Compensation for any year, or lesser period, in which this Restated Agreement would have been in effect and the annualized compensation payable to Executive in his new position during such period shall be payable in the same manner as the Minimum Annual Compensation was paid prior to termination over the period of such reemployment during such period. If the Executive's employment in a new position shall terminate, then for the purposes of this Paragraph 8(A) Executive shall be entitled to continuation of the Minimum Annual Compensation until he shall again become reemployed, in which case only the difference shall be payable as aforesaid; and so on. If the Executive's employment shall terminate as aforesaid or if the Executive's reemployment in a new position shall terminate, Executive shall use his best efforts to become reemployed as soon as reasonably possible in a position consistent with Executive's experience and stature. The Company will start paying the executive compensation payments no later than 30 days after the date of termination. The Company will also pay the executive, the executiv s accumulated unused vacation no later than 30 days after the date of termination.

          (B) Constructive Discharge. If the Company engages in any material breach of the terms of this Restated Agreement, Executive may at his option terminate his employment and such termination shall be considered to be a termination of Executive's employment by the Company for reasons other than "Cause."

          (C) Termination by the Company for Cause. The Company shall have the right to terminate the employment of Executive for Cause. Effective as of the date that the employment of Executive terminates by reason of Cause, this Restated Agreement shall terminate and no further payments of the Compensation described in Paragraph 4 (except for such remaining payments of Minimum Annual Compensation under Paragraph 4(A) relating to periods during which Executive was employed by the Company, Benefits that are required by applicable law to be continued, and reimbursement of prior expenses under Paragraph 5) shall be made.

          (D) Change in Control. If any time during the term of this Restated Agreement there is a Change of Control and Executive's employment is terminated by the Company for reasons other than "Cause" within the greater of one (1) year following the "Change in Control" or the remaining term of this Restated Agreement, the Company shall pay to Executive the greater of US$63,000 plus the accumulated, unused vacation of the employee within 30 days of the Change in Control.

          (E) Termination on Account of Executive's Death. In the event of Executive's death during the term of this Restated Agreement, this Restated Agreement shall terminate.

          (F) Termination on Account of Executive's Disability. If Executive ceases to perform services for the Company because he is suffering from a medically determinable disability and is therefore incapable of performing such services, the Company shall continue to pay Executive an amount equal to two-thirds (2/3) of Executive's Minimum Annual Compensation as in effect on the date of Executive's cessation of services by reason of disability less any amounts paid to Executive as Workers Compensation, Social Security Disability benefits (or any other disability benefits paid to Executive as federal, state, provincial, or local disability benefits) and any amounts paid to Executive as disability payments under any disability plan or program for a period ending on the earlier of: (a) the date that Executive again becomes employed in a significant manner and on a substantially full-time basis, or (b) the date that the Company has paid Executive disability compensation under this Paragraph for six months.

     9. Restrictive Covenants.

          (A) Best Efforts Covenant. Executive will, to the best of his ability, devote his full professional and business time and best efforts to the performance of his duties for the Company and its subsidiaries and affiliates.

          (B) Exclusivity Covenant. During the Agreement's term, Executive will not undertake or engage in any other employment, occupation or business enterprise other than a business enterprise in which Executive does not actively participate. Further, Executive agrees not to acquire, assume, or participate in, directly or indirectly, any position, investment, or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. The provisions of this Paragraph shall not prevent Executive from owning shares of any competitor of the Company so long as such shares (i) do not constitute more than 1% of the outstanding equity of such competitor, and (ii) are regularly traded on a recognized exchange or listed for trading by NASDAQ in the over-the-counter market.

          (C) Post-Employment Noncompetition Covenant. Except with the prior written consent of the Board, Executive shall not engage in activities either on Executive's own behalf or that of any other business organization, which are in direct or indirect competition with the Company for a period of one (1) year subsequent to Executive's voluntary withdrawal from employment with the Company (except for a termination pursuant to a Change in Control), or the Company's termination of Executive's employment for Cause. Executive and the Company expressly declare that the time limitations contained in this Paragraph are entirely reasonable at this time and are properly and necessarily required for the adequate protection of the business and intellectual property of the Company. If the territorial or time limitations in this Restated Agreement, or any portions thereof, are deemed to be unreasonable by a court of competent jurisdiction, whether due to passage of time, change of circumstances or otherwise, Executive and the Company agree to a reduction of said territorial and/or time limitations to such areas and/or periods of time as said court shall deem reasonable.

          For a period of one year subsequent to Executive's voluntary withdrawal from employment with the Company (except for a termination pursuant to a Change in Control), or the Company's termination of Executive's employment for Cause, Executive will not without the express prior written approval of the Board (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, executive, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four-(24) month period preceding the date of the incident in question, to discontinue, reduce, or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any business organization in direct or indirect competition with the Company to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Executive or the competitive business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (D) Confidential Information. Executive recognizes and acknowledges that the Company's trade secrets and proprietary information and know-how, as they may exist from time to time ("Confidential Information"), are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Executive's duties hereunder. Executive will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, information or know-how to any Person for any reason or purpose whatsoever, nor shall Executive make use of any such property for his own purposes or for the benefit of any Person (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. Executive agrees to hold as the Company's property all memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company at any time, to deliver the same to the Company. Executive agrees that he will not use or disclose to other employees of the Company, during the term of this Restated Agreement, confidential information belonging to his former employers.

          Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. Executive shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.

          (E) Nonsolicitation. Except with the prior written consent of the Board, Executive shall not solicit customers, clients, or employees of the Company or any of its affiliates for a period of twelve (12) months from the date of the expiration of this Restated Agreement. Without limiting the generality of the foregoing, Executive will not willfully canvas, solicit nor accept any such business in competition with the business of the Company from any customers of the Company with whom Executive had contact during, or of which Executive had knowledge solely as a result of, his performance of services for the Company pursuant to this Restated Agreement. Executive will not directly or indirectly request, induce or advise any customers of the Company with whom Executive had contact during the term of this Restated Agreement to withdraw, curtail or cancel their business with the Company. Executive will not induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.

          (F) Records, Files. All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Executive during the term of his employment under this Restated Agreement shall be and shall remain the sole property of the Company.

          (G) Hired to Invent. Executive agrees that every improvement, invention, process, apparatus, method, design, and any other creation that Executive may invent, discover, conceive, or originate by himself or in conjunction with any other Person during the term of Executive's employment under this Restated Agreement that relates to the business carried on by the Company during the term of Executive's employment under this Restated Agreement shall be the exclusive property of the Company. Executive agrees to disclose to the Company every patent application, notice of copyright, or other action taken by Executive or any affiliate or assignee to protect intellectual property during the 12 months following Executive's termination of employment at the Company, for whatever reason, so that the Company may determine whether to assert a claim under this Paragraph or any other provision of this Restated Agreement.

          (I) Equitable Relief. Executive acknowledges that his services to the Company are of a unique character which give them a special value to the Company. Executive further recognizes that violations by Executive of any one or more of the provisions of this Paragraph 9 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. Executive agrees that, therefore, in addition to any other remedy which the Company may have at law and equity, including the right to withhold any payment of compensation under Paragraph 4 of this Restated Agreement, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by Executive of the provisions of this Restated Agreement.

     10. Executive's Rights Under Certain Plans. The Company agrees that nothing contained herein is intended to or shall be deemed to be granted to the Executive in lieu of any rights and privileges under any retirement, pension, profit, insurance, hospitalization, moving expense reimbursement or other plans which may now be in effect or which will, during the Employment Period, be adopted.

     11. Binding Agreement, Nonassignability. This Restated Agreement and the rights and obligations of the parties shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any successor or assignee of the Company, neither this Restated Agreement nor any rights or benefits hereunder may be assigned by the Executive.

     12. Governing Law. This Restated Agreement has been executed and delivered in the Province of British Columbia, Canada, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said Province.

     13. Counterparts. This Restated Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Restated Agreement to be executed and its seal to be affixed hereunto by its officer thereunto duly authorized and the Executive has signed this Restated Agreement, all as of the day and year written above.

                                     THE EXECUTIVE

                                     -------------------------------------------
                                     Ms. Linda Kwan

                                     GLAS-AIRE INDUSTRIES GROUP LTD.



                                     By:
                                        ----------------------------------------
                                        Mr. Edward Ting, Chief Executive Officer

                        Amendment to Employment Agreement





This is an amendment to the "Bonuses" (paragraph C) of the "Compensation" (section 4) of the "Amended and Restated Employment Agreement" between Glas-Aire Industries Group Ltd. (the "Company"), a Nevada corporation, and Ms. Linda Kwan (the "Executive"), an individual residing at 1358 Windsor Ave., Port Coquitlam, B.C., Canada, dated August 1, 1998.

Following statement is added to the existing text in "Bonuses" (paragraph C) of the "Compensation" (section 4) of the "Amended and Restated Employment Agreement" and the following statement will become an integral part of the "Amended and Restated Employment Agreement":

     The Company will issue common shares to the Executive valued one half of the Executive's bonus as quantified in this paragraph C, within 30 days.


                                        THE EXECUTIVE



                                        -----------------------February 26, 1999
                                        Ms. Linda Kwan

                                        GLAS-AIRE INDUSTRIES GROUP LTD.



                                        By:
                                        -----------------------February 26, 1999
                                        Mr. Edward Ting, Chief Executive Officer